UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2013

WCI Communities, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36023	27-0472098
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

24301 Walden Center Drive
Bonita Springs, Florida	34134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 947-2600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On August 27, 2013, WCI Communities, Inc. (the “Company”) entered into a four-year senior unsecured revolving credit facility (the “Revolving Credit Facility”) with Citibank, N.A., as Administrative Agent, and the lenders party thereto.  Capitalized terms not defined herein are defined in the Revolving Credit Facility.

The Revolving Credit Facility allows the Company to borrow up to $75 million, of which up to $50 million may be utilized for the issuance of letters of credit.  The $75 million commitment is limited by a borrowing base calculation based upon certain asset values as set forth in the Revolving Credit Facility.  The Revolving Credit Facility may be increased by a maximum principal amount of $50 million subject to certain conditions more fully set forth in the Revolving Credit Facility.  All obligations under the Revolving Credit Facility are unconditionally guaranteed by the Company’s existing and subsequently acquired wholly-owned domestic subsidiaries (other than certain excluded subsidiaries and immaterial subsidiaries).

Borrowings under the Revolving Credit Facility will bear interest at a rate per annum equal to, at the Company’s option, either (i) a base rate determined by reference to the highest of (a) the federal funds effective rate plus 0.50%, (b) the LIBOR based rate for an interest period of one month plus 1.00% and (c) the prime rate of Citibank, N.A., or (ii) a LIBOR based rate plus, in the case of each of clauses (a) and (b) above, an applicable margin as set forth in the Revolving Credit Facility. In addition to paying outstanding principal under the Revolving Credit Facility, the Company will pay a commitment fee in respect of the unutilized commitments thereunder at a rate per annum equal to 0.50% of the average daily unused portion of the Revolving Credit Facility payable quarterly in arrears. The Company also will pay customary administrative agency fees and letters of credit fees, and has paid an upfront fee on the original stated principal amount of the Revolving Credit Facility.

In addition to customary representations and warranties, affirmative and negative covenants and events of default, the Revolving Credit Facility contains certain financial maintenance covenants, including a minimum consolidated tangible net worth covenant, a consolidated leverage ratio covenant, and covenant requiring either minimum liquidity or maintenance of a consolidated interest coverage ratio according to a schedule.

The Revolving Credit Facility matures on August 27, 2017. No amounts have been drawn under this facility as of the date hereof.

The foregoing description of the Revolving Credit Facility is qualified in its entirety by reference to the full and complete terms contained in the Revolving Credit Facility, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Oblivation under an Off-Balance Sheet Agreement of a Registrant.

All the information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description of Exhibit
10.1	Credit Agreement, dated August 27, 2013, among WCI Communities, Inc., Citibank, N.A., as administrative agent, and the lenders party thereto.
99.1	Press Release issued by the Company on August 28, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WCI COMMUNITIES, INC.

/s/ Russell Devendorf
Russell Devendorf
Senior Vice President and Chief Financial Officer

Dated: August 29, 2013

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Credit Agreement, dated August 27, 2013, among WCI Communities, Inc., Citibank, N.A., as administrative agent, and the lenders party thereto.
99.1	Press Release issued by the Company on August 28, 2013.